EXHIBIT 12

                            THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                  (Dollars in millions)

                                                         Three Months Ended
                                                              March 31,

                                                           2002     2001
                                                           ----     ----
EARNINGS
--------
Income Before Income Taxes                                $ 546   $  602
Fixed Charges, Excluding Interest on Deposits                98      153
                                                          -----   ------

Income Before Income Taxes and Fixed Charges
  Excluding Interest on Deposits                            644      755
Interest on Deposits                                        161      463
                                                          -----   ------

Income Before Income Taxes and Fixed Charges,
 Including Interest on Deposits                           $ 805   $1,218
                                                          =====   ======

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                                             $  89    $ 143
One-Third Net Rental Expense*                                 9       10
                                                          -----    -----
Total Fixed Charges, Excluding Interest on
  Deposits                                                   98      153
Interest on Deposits                                        161      463
                                                          -----    -----
Total Fixed Charges, Including Interest on
  Deposits                                                $ 259    $ 616
                                                          =====    =====

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                             6.57x    4.93x
Including Interest on Deposits                             3.11     1.98

*The proportion deemed representative of the interest factor.